Exhibit 5.2

A&L Goodbody	Dublin
International Financial Services Centre	Belfast
25-28 North Wall Quay, Dublin 1	London
D01 H104	New York
T: +353 1 649 2000	San Francisco
DX: 29 Dublin | www.algoodbody.com	Palo Alto

Date	28 February 2020

Our ref	MME 01431903

Your ref

Medtrontic plc

20 Lower Hatch Street

Dublin 2

Medtronic plc (the Company)

Dear Sirs

We are acting as Irish counsel to the Company, a public limited company incorporated under the laws of Ireland (registered number 545333) in connection with the filing of a Registration Statement on Form S-3 (the Registration Statement) by the Company, Medtronic Global Holdings S.C.A., a partnership limited by shares (société en commandite par actions) organized under the laws of the Grand-Duchy of Luxembourg (Medtronic Luxco) and Medtronic, Inc., a Minnesota corporation (Medtronic, Inc.) with the Securities and Exchange Commission (the SEC) pursuant to which we understand that:

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Medtronic Luxco will register, under the Securities Act of 1933, as amended (the Securities Act), senior debt securities (the Medtronic Luxco Senior Debt Securities), which may be issued under a senior indenture dated March 28, 2017 (the Medtronic Luxco Senior Indenture) filed as Exhibit 4.1 to the Registration Statement among Medtronic Luxco, as issuer, the Company and Medtronic, Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee, (the Trustee). We understand that the Company shall, together with Medtronic Inc., guarantee the obligations of Medtronic Luxco arising under the Medtronic Luxco Senior Indenture (the Medtronic Luxco Senior Debt Guarantee);

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Medtronic Luxco will register, under the Securities Act, subordinated debt securities (the Medtronic Luxco Subordinated Debt Securities and, together with the Medtronic Luxco Senior Debt Securities, the Medtronic Luxco Debt Securities), which may be issued under a subordinated indenture (the Medtronic Luxco Subordinated Indenture and, together with the Medtronic Luxco Senior Indenture, the Medtronic Luxco Indentures) in the form included as Exhibit 4.3 to the Registration Statement to be entered into among Medtronic Luxco, as issuer, the Company and Medtronic, Inc., as guarantors, and a trustee to be named. We understand that the Company shall, together with Medtronic Inc., guarantee the obligations of Medtronic Luxco arising under the Medtronic Luxco Subordinated Indenture (the Medtronic Luxco Subordinated Debt Guarantee and together with the Medtronic Luxco Senior Debt Guarantee, the Medtronic Luxco Guarantees); and

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Medtronic, Inc. will register, under the Securities Act, senior debt securities (the Medtronic Inc. Debt Securities), which may be issued under a senior indenture dated December 10, 2014 (the “Medtronic, Inc. Indenture”) between Medtronic, Inc. and the Trustee filed as Exhibit 4.5 to the Registration Statement, as amended by a second supplemental indenture, dated as of January 26, 2015 between the Company and the Trustee filed as Exhibit 4.6 to the Registration Statement and a third supplemental indenture, dated as of January 26, 2015 between Medtronic Luxco and the Trustee filed as Exhibit 4.7 to the Registration

PM Law • CE Gill • JG Grennan • J Coman • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • C Duffy • PV Maher • S O’Riordan • MP McKenna • KA Feeney • M Sherlock • EP Conlon • E MacNeill • KP Allen • EA Roberts • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • AC Burke • D Widger • C Christle • S O’Croinin • JW Yarr • DR Baxter • A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • M Dale • RM Moore • D Main • J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy • D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • L Mulleady • K Ryan • E Hurley • G Stanley • D Dagostino • R Grey • R Lyons • J Sheehy • C Morrissey • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • MD Cole • G Conheady • J Dallas • SM Lynch • M McElhinney • C Owens • AD Ion • K O’Connor • JH Milne • T Casey • M Doyle • CJ Comerford • R Marron • D Berkery • K O’Shaughnessy • S O’Connor • SE Murphy • D Nangle • L Butler • A Lawler • C Ó Conluain • N McMahon • HP Brandt • A Sheridan

Consultants: SW Haughey • Professor JCW Wylie • AF Browne • MA Greene • AV Fanagan

Statement. We understand that the Company shall, together with Medtronic, Inc., guarantee the obligations of Medtronic, Inc. arising under the Medtronic Inc. Indenture (the Medtronic Inc. Debt Guarantee and together with the Medtronic Luxco Guarantees, the Guarantees and each a Guarantee).

In connection with this Opinion, we have reviewed pdf copies of (i) the Registration Statement, (ii) the Medtronic Luxco Indentures and the forms of notes included therein, (iii) the Medtronic, Inc. Indenture and the form of notes included therein (together with the Medtronic Luxco Indentures, the Indentures and each an Indenture), (iv) the form of each Guarantee and (v) copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, all such corporate records, documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches on 27 February, 2020 (being the last practicable date on which searches could be conducted) in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed that, on the entry by the Company into each Guarantee, pursuant to the Company’s Memorandum and Articles of Association (the Constitutional Documents), that the board of directors of the Company (the Board), or any appropriate committee appointed thereby, will have the validly authorised entry into such Guarantee and that such Guarantee will have been duly executed, authenticated (if applicable), issued and delivered in accordance with the terms of the relevant Indenture and such Guarantee and in the manner contemplated by the applicable prospectus and prospectus supplements and that such Guarantee will create legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

We have further assumed that none of the resolutions and authorities of the Board upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that each Guarantee will be issued in accordance with such resolutions and authorities.

We have further assumed that the terms of each Guarantee will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, each Guarantee, as applicable, will not violate, conflict with or constitute a default under (i) the Constitutional Documents, (ii) any agreement or instrument to which the Company or its properties are subject, (iii) any law, rule or regulation to which the Company or its properties is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority.

We have assumed the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will enter into and issue each Guarantee in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the entry into each Guarantee; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the entry into each Guarantee; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the to the entry into each Guarantee and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the entry into each Guarantee.

Subject to the foregoing and to the within additional qualifications and assumptions, and based upon searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 27 February, 2020, we are of the opinion that:

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•	the Company is a company duly incorporated under the laws of Ireland and validly existing as a public limited company under the laws of Ireland; and

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each Guarantee when (i) issued in accordance with all necessary corporate action of the Company, (ii) if appropriate, authenticated in the manner set forth in such Guarantee, (iii) delivered against due payment therefor, and (iv) duly authorized, executed and delivered by the Company and the other parties thereto, will (a) be duly authorized and validly issued; and (b) will not violate the Constitutional Documents.

In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This Opinion is being delivered to you and may not be relied upon or distributed to any other person without our prior written consent, other than Wilmer Cutler Pickering Hale and Dorr LLP for the purposes solely of any legal opinion that they may be required to give with respect to the Registration Statement.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody

A&L Goodbody

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